Exhibit 10.5

SUPER MICRO COMPUTER, INC.

NOTICE OF GRANT OF STOCK OPTION

The Participant has been granted an option (the “Option”) to purchase certain shares of Stock of Super Micro Computer, Inc. pursuant to the Super Micro Computer, Inc. 2006 Equity Incentive Plan (the “Plan”), as follows:

Participant:	Employee ID:

Date of Grant:

Number of Option Shares:

Exercise Price:	$

Initial Vesting Date:	The date one (1) year after [vesting commencement date]

Option Expiration Date:	The date ten (10) years after the Date of Grant

Tax Status of Option:	Stock Option. (Enter “Incentive” or “Nonstatutory.” If blank, this Option will be a Nonstatutory.)

Vested Shares:	Except as provided in the Stock Option Agreement, the number of Vested Shares (disregarding any resulting fractional share) as of any date is determined by multiplying the Number of Option Shares by the “Vested Ratio” determined as of such date as follows:

Vested Ratio
	Prior to Initial Vesting Date	0

	On Initial Vesting Date, provided the Participant’s Service has not terminated prior to such date	1/4

Plus

	For each additional full month of the Participant’s continuous Service from Initial Vesting Date until the Vested Ratio equals 1/1, an additional	1/48

Superseding Agreement:	[None] [NAME OF AGREEMENT]

The terms and conditions of the foregoing Superseding Agreement to which the Participant is a party shall, notwithstanding any provision of the Stock Option Agreement to the contrary, supersede any inconsistent term or condition set forth in the Stock Option Agreement to the extent intended by such Superseding Agreement.

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Option is governed by this Grant Notice and by the provisions of the Plan and the Stock Option Agreement, both of which are made a part of this document. The Participant acknowledges that copies of the Plan, the Stock Option Agreement and the prospectus for the Plan are available on the Company’s internal web site and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice. The Participant represents that the Participant has read and is familiar with the provisions of the Plan and the Stock Option Agreement, and hereby accepts the Option subject to all of their terms and conditions.

SUPER MICRO COMPUTER, INC.		PARTICIPANT

By:
Signature
Its:
Date
Address:	980 Rock Avenue
	San Jose, CA 95131	Address

ATTACHMENTS:	2006 Equity Incentive Plan, as amended to the Date of Grant; Stock Option Agreement, Exercise Notice and Plan Prospectus